                                                                    Exhibit A-75

ARTICLES OF AMENDMENT OF THE
ARTICLES OF INCORPORATION
State Form 38333

[Seal of the state of Indiana]

                          ARTICLES OF AMENDMENT OF THE
                          ARTICLES OF INCORPORATION OF:

Name of the Corporation:     NI Energy Services Development Corp.

The undersigned officers of: NI Energy Services Development Corp.

(hereinafter referred to as the "Corporation") existing pursuant to the provisions of: Indiana Business Corporation Law as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

                             ARTICLE I: Amendment(s)

Section 1: The date of incorporation of the Corporation is: 02/27/1998

Section 2: The name of the Corporation following this amendment to the Articles of Incorporation is: PNGTS Holding Corp.

Section 3: The exact text of Article(s) I "Name" of the Articles of Incorporation is now as follows:

" The name of the Corporation is PNGTS Holding Corp."

Section 4: Date of each amendment's adoption:  July 2, 1999

                     ARTICLE II: Manner of Adoption and Vote

Strick inapplicable section:
__ Section 1: This amendment was adopted by the Board of Directors or incorporators and shareholders action was not required.
_x_ Section 2: The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by:

        U. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:
           __ Shares entitled to vote.
           __ Number of shares represented at the meeting.
           __ Shares voted in favor.
           __ Shares voted against.

        V. Written consent executed on July 2, 1999 and signed by all such shareholders.

                 ARTICLE III: Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the Provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 2nd day of July, 1999.

/s/ Nina M. Rausch
Secretay

                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE


                              ARTICLES OF AMENDMENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

                      NI ENERGY SERVICES DEVELOPMENT CORP.

And said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

The name of the corporation is amended as follows:

                               PNGTS HOLDING CORP.

NOW, THEREFORE, I, SUE ANNE GILROY, Secretary of State of Indiana, herby certified that I have this day filed said articles in this office.


The effective date of these Articles of Amendment is July 6, 1999.






[Seal of the State of Indiana]

                                    In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Sixth day of July, 1999.

                                    /s/ Sue Ann Gilroy, Secretary of State